[SMARTPROS LOGO]                                           FOR IMMEDIATE RELEASE


  SMARTPROS ACHIEVES RECORD EARNINGS AND PROFITS FOR YEAR-END DECEMBER 31, 2007 NET REVENUE UP 22%, NET INCOME UP 44%, OPERATING PROFIT UP 44% OVER FISCAL 2006
                      ANNUAL MEETING SET FOR JUNE 17, 2008

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 11, 2008 -- SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ending December 31, 2007.

2007 FINANCIAL HIGHLIGHTS:
--------------------------

  o Net revenues for fiscal year 2007 increased 22% to $15,200,000, up from $12,462,000 in 2006.

  o Net income in 2007 increased 44% to $2,168,000, or $0.43 per diluted share, compared to $1,511,000, or $0.30 per diluted share, reported in 2006.

  o Operating profits were also up 44% at $1,166,000 in 2007, compared to $812,000 in 2006.

  o      Gross profit margins increased to 60.8% in 2007 from 58.5% for 2006.

  o As of December 31, 2007, the Company had approximately $10.1 million in cash and investments, $5.7 million in working capital, and stockholders' equity of $10.9 million.

  o Net cash provided by SmartPros' operating activities in 2007 totaled approximately $3.54 million, compared to $1.63 million in 2006.

"2007 was a year of continued growth in our organic product lines, as well as from our acquisitions. It is important to note, however, our business will continue to be bound by quarterly fluctuations due to the timing of acquisitions, product development expenses, and the consultative nature of some of our business lines," said Allen Greene, Chairman and CEO of SmartPros. "We are investing significant resources and money in our effort to take the company to the next level. We have added 20 new employees in the last five months, which led to a significant increase in operating expenses. We continue to believe our acquisition of FinancialCampus in August 2007 represents a long-term opportunity even though we have absorbed a lot of overhead in integrating and preparing the FinancialCampus team and product lines for the long term. We realize that this will have an impact on short-term earnings in exchange for what we believe will add long-term value for our shareholders."

"We also see potential for our recently announced launch of our iReflect Training Software," said Greene. "SmartPros believes iReflect is a good fit for our existing product lines, and also creates new opportunities for us in the training market as it can be used by any department of any company that requires continuous training."

SmartPros will host a teleconference tomorrow afternoon, Wednesday, March 12, 2008, beginning at 4:15 p.m. EDT, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 800-240-8658. A replay of the call will be available on the Company's Web site approximately one hour after the live broadcast at HTTP://IR.SMARTPROS.COM.

SmartPros has set April 21, 2008, as the record date for shareholders permitted to vote at the Company's Annual Meeting of Stockholders, which will be held at the Comfort Inn in Hawthorne, N.Y., on June 17, 2008, at 11 a.m. EDT.

CONSOLIDATED BALANCE SHEET

CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
DECEMBER 31, 2007
--------------------------------------------------------------------------------

ASSETS

Current Assets:
   Cash and cash equivalents                                                    $ 10,072,338
   Accounts receivable, net of allowance for
      doubtful accounts of $39,842                                                 1,964,483
   Prepaid expenses and other current assets                                         237,097
                                                                                ------------
Total Current Assets                                                              12,273,918
                                                                                ------------

Property and Equipment, net                                                          630,857
Goodwill                                                                             145,684
Other Intangibles, net                                                             3,296,538
Other Assets, including restricted cash of $150,000                                  154,673
Deferred Tax Asset                                                                   978,000
                                                                                ------------
                                                                                   5,205,752
                                                                                ------------
Total Assets                                                                    $ 17,479,670
                                                                                ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                             $    786,781
   Accrued expenses                                                                  419,886
   Other liabilities                                                                  40,040
   Deferred revenue                                                                5,318,382
                                                                                ------------
Total Current Liabilities                                                          6,565,089
                                                                                ------------

Long-Term Liabilities:
   Other liabilities-net of current portion                                           40,041
                                                                                ------------
Total Long-Term Liabilities                                                           40,041
                                                                                ------------

Commitments and Contingencies                                                             --

Stockholders' Equity:
   Preferred stock, $.001 par value, authorized 1,000,000 shares,
      0 shares issued and outstanding                                                     --
   Common stock, $.0001 par value, authorized 30,000,000 shares,
      5,304,698 issued and 4,993,967 outstanding                                         530
   Common stock in treasury, at cost - 310,731 shares                               (922,625)
   Additional paid-in-capital                                                     16,925,314
   Accumulated deficit                                                            (5,106,459)
                                                                                ------------
                                                                                  10,896,760
   Deferred compensation                                                             (22,220)
                                                                                ------------
Total Stockholders' Equity                                                        10,874,540
                                                                                ------------
Total Liabilities and Stockholders' Equity                                      $ 17,479,670
                                                                                ============

CONSOLIDATED STATEMENTS OF INCOME

CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31,                              2007             2006
-------------------------------------------------------------------------------

Net Revenues                                      $ 15,204,506     $ 12,462,086
Cost of Revenues                                     5,962,788        5,176,525
                                                  -----------------------------
Gross Profit                                         9,241,718        7,285,561
                                                  -----------------------------

Operating Expenses:
   Selling, general and administrative               7,326,308        5,820,403
   Depreciation and amortization                       749,272          653,091
                                                  -----------------------------
                                                     8,075,580        6,473,494
                                                  -----------------------------
Operating Income                                     1,166,138          812,067
                                                  -----------------------------

Other Income (Expense):
   Interest and dividend income                        412,479          330,843
   Interest expense                                     (1,044)          (4,299)
                                                  -----------------------------
                                                       411,435          326,544
                                                  -----------------------------

Net Income before Benefit for Income Taxes           1,577,573        1,138,611

Income Tax Benefit                                     590,792          372,500
                                                  -----------------------------

Net Income                                        $  2,168,365     $  1,511,111
                                                  =============================

Net Income Per Common Share:
   Basic net income per common share              $       0.44     $       0.30
                                                  =============================

   Diluted net income per common share            $       0.43     $       0.30
                                                  =============================

Weighted Average Number of Shares Outstanding

   Basic                                             4,924,098        4,994,090
                                                  =============================

   Diluted                                           5,047,194        5,008,164
                                                  =============================


ABOUT SMARTPROS LTD.

Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 2,300+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of sites averages more than 450,000 monthly visits, serving a user base of 500,000+ profiled members. Visit:
WWW.SMARTPROS.COM

SAFE HARBOR STATEMENT

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Results reported within this press release should not be considered an indication of future performance. Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with Securities and Exchange Commission

FOR MORE INFORMATION, PLEASE CONTACT:
Shane Gillispie
Vice President, Marketing and eCommerce
SmartPros Ltd.
914-752-4401
SHANEGILLISPIE@SMARTPROS.COM